[Logo]	EXPLORATION
Loan Agreement	DRILLING
INTERNATIONAL

between

Dieter Thiemann
Pöppelmannstrasse 4
33428 Harsewinkel
as the lender

and

EDI Exploration Drilling International GmbH
represented by the managing director, Günter Thiemann
Goethestrasse 61
45721 Haltern am See

as borrower

1.	The lender grants the borrower a loan in the amount of Euro 12,000.00 with a term of 3 months. Any extension for an additional 3 months has to be negotiated separately.

2.	The loan will be transferred by 22/09/2006 into the account

Volksbank Haltern Branch code 426 613 30 Account 199 188 900

3.	The interest on the loan will be 5%. The interest will be credited to the lender at the end of the quarter, on 31/12/2006.

4.	Either party may recall the loan, for the first time on 31/12/2006.

Haltern, 20/09/2006

Signature
Borrower Signature Signature	Lender

EDI Exploration Drilling International GmbH	Dieter Thiemann

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